UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) March 16, 2006

SERACARE LIFE SCIENCES, INC.

(Exact Name of Registrant as Specified in Charter)

California	0-33045	33-0056054
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1935 Avenida del Oro, Suite F Oceanside, CA		92056
(Address of principal executive offices)		(Zip Code)

(760) 806-8922

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre–commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre–commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported, SeraCare Life Sciences, Inc. (the “Company”) requested a hearing before The NASDAQ Stock Market, Inc. (“NASDAQ”) Listing Qualifications Panel to review NASDAQ’s initial determination to delist the Company’s securities. This hearing was held on February 2, 2006. Subsequent to this hearing, the Company received two additional Staff Determination Letters from NASDAQ regarding delisting. The first of these two additional letters, dated February 13, 2006, cited the Company’s failure to timely complete and file its quarterly report on Form 10-Q for the fiscal quarter ended December 31, 2005. The second letter, dated March 15, 2006, cited the Company’s announcements contained in its current report on Form 8-K, filed with the SEC on March 15, 2006, noting that those matters raised significant public interest concerns under Market Place Rule 4300 and served as an additional basis for delisting the Company’s securities from NASDAQ.

On March 20, 2006, the Company received notification from NASDAQ that the Panel has determined to delist the Company’s securities from NASDAQ, effective at the open of business on Wednesday, March 22, 2006. Upon its delisting, brokers or dealers may submit to the Pink Sheets, solely on behalf of customers, quotations for the Company’s common stock that represent unsolicited indications of interest. The Company is unable to predict when or if quotations for its common stock will be included on the Pink Sheets or any other quotation service.

A copy of a press release with respect to the matters set forth above is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits.

The exhibit to this Current Report on Form 8-K is listed in the Exhibit Index set forth elsewhere herein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 21, 2006	SERACARE LIFE SCIENCES, INC.

/s/ Tom Lawlor
Tom Lawlor,
Chief Operating Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated March 21, 2006.